CONSULTING AND NON-COMPETE AGREEMENT

    This Consulting and Non-compete Agreement (hereinafter "Agreement") is made and entered into on this 30th day of June, 1996 to be effective as of the first day of July, 1996 ("Effective Date")by and between:
    (i)  Ryan Insurance Group, Inc, a Delaware corporation ("RIG"); and
  (ii) Life Reassurance Corporation of America, a Connecticut insurance corporation ("LRCA"); and recites as follows:

     WHEREAS, on or about the Effective Date, RIG will sell all of the issued and outstanding shares of the capital stock of Resource Dealer Group, Inc., an Illinois corporation ("RDG"), and certain other assets to Resource Financial Corporation, a Delaware corporation ("RFC"), and
    WHEREAS, RFC, together with its affiliates ("Resource"), on or after the Effective Date, will produce credit life and credit accident and health insurance sold in automobile dealerships with which Resource has, or may have in the future, a credit insurance production or service relationship ("Selling Dealers") in the United States, excluding the State of New York (the "Territory")("Credit Business"); and
    WHEREAS, LRCA will agree to reinsure some or all of the Credit Business under arrangements with Resource; and
    WHEREAS, some of the Credit Business is or will be reinsured to Columbia Interstate Life Insurance Company, an Arizona corporation, and Columbia Life and Casualty Company, Ltd., a Bermuda company (the "Columbia Business");
    WHEREAS, in connection with the sale of assets to RFC and the reinsurance of Credit Business to LRCA, RIG has agreed to perform various transition and consulting services for LRCA; and
    WHEREAS, LRCA desires that RIG perform such transition and consulting services and agree to such non-competition covenants with respect to the Credit Business and has agreed to compensate RIG therefor by payment of a fee;
    NOW THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

     1. BUSINESS TRANSITION AND CONSULTING SERVICES. During the period from the Effective Date through June 30, 2006, RIG agrees to assist LRCA by consulting with it, as reasonably requested from time to time, as follows:
          a. With respect to methods of retaining Selling Dealers as clients of Resource under the various business terms in effect as of the Effective Date.
          b. By referring all new business inquiries from prospective Selling Dealers to LRCA or Resource.
          c. With respect to other aspects of the Credit Business, including:
               (i) Standard compensation levels for reinsured and non-reinsured business.
               (ii) Standards for use in reviewing Selling Dealers and prospective Selling Dealers.
               (iii)Practices utilized in evaluating whether prospective Selling Dealers comply with underwriting standards.
               (iv) Practices utilized in reviewing underwriting results of reinsurance companies affiliated with the Selling Dealers, of the individual Selling Dealers participating in such reinsurance companies and of Selling Dealers not affiliated with reinsurance companies.
               (v)  Reports to be prepared on a regular basis.
               (vi) Methods to be utilized in determining the basis for negotiations if the owner of reinsurance companies affiliated with one or more Selling Dealers or prospective Selling Dealers desire to sell such company to

Resource or LRCA or to have Resource or LRCA recapture or reinsure the business reinsured into the reinsurance company.

          d. Provide such other duties as may be mutually agreed upon by the parties.
          e. LRCA and RFC agree that such services will be requested only on a basis which does not interfere with any other business activity of RIG, and that RIG's unavailability to provide any requested services shall not be a default hereunder by RIG unless RIG's failure to respond to reasonable requests shall be repeated and willful and continues after 90 days' written notice.

     2.   NON-COMPETITION.
     (a) RIG and its affiliates covenant and agree that for a period of ten
(10) years from and after the Effective Date, RIG and its affiliates will not, without the prior written consent of LRCA, directly or indirectly, own, manage, operate, join, control, or participate in or be connected with any business, individual, partnership, firm or corporation, which is at the time engaged as a substantial business activity in the marketing of credit insurance products to or for automobile dealerships in the Territory.
     (b) RIG and its affiliates further agree that for a period of ten (10) years following the Effective Date, they will not knowingly solicit, attempt to obtain, accept from or aid or assist any other party in a material manner in the solicitation of such insurance business in the Territory.
     (c) RIG shall not be deemed to be in breach of the restrictions in (a) or
(b) above unless it shall have failed to cure an alleged violation thereof within 90 days after written notice from LRCA.
     (d) In the event that the provisions of Section 5(n) of the Asset Purchase Agreement among RIG, Aon Direct Group, Inc. and RFC shall terminate as a result of Net Collected Premiums being less than $225,000,000 in any of the calendar years specified therein, the non-competition agreement of RIG and its affiliates set forth in this Agreement shall terminate simultaneously, and thereafter RIG or any of its affiliates may at any time and in any manner, directly or indirectly, market credit insurance products to, or generate and service Credit Business from, automobile dealerships anywhere in the Territory and/or invest in, provide assistance to, or retain others engaged in marketing, generating or servicing Credit Business. The termination of this covenant shall not limit or affect LRCA's obligation to pay compensation as provided under Section 3 and any credit insurance business generated by RIG, its affiliates or any other person engaged in marketing or servicing credit business with insurance coverage inception dates of June 30, 2006 and prior shall be reinsured to LRCA under reinsurance terms substantially in effect between Combined Insurance Company of America ("CICA") or American Combined Life Insurance Company ("ACLIC") and LRCA .
     (e) Notwithstanding the non-competition restrictions on RIG set forth above, RIG or its affiliates may (i) own an aggregate of not more than 10% of the outstanding stock of any class of any corporation engaged in the Credit Business if such stock is listed on a national securities exchange provided that RIG or its affiliates do not have the power to control or direct the management or affairs of such corporation, (ii) own or invest in or manage or assist any business which is engaged in providing administrative or investment services outside the Territory to reinsurance companies which reinsure business attributable to RFC or engaged as a broker or agent under applicable securities laws in connection with the issuance or sale of any securities of a reinsurance company engaged in the Credit Business and/or (iii) acquire any business which is engaged in the Credit Business, provided that the Credit Business does not account for a substantial part of such acquired business and the marketing and sale of new credit insurance products to automobile dealers ceases within 90 days of such acquisition.

     (f) To the extent that any part of this provision may be invalid, illegal or unenforceable for any reason, it is intended that such part shall be enforceable to the extent that a court of competent jurisdiction shall determine that such part if more limited in scope would have been enforceable and such part shall be deemed to have been so written and the remaining parts shall as written be effective and enforceable in all events.
     (g) Nothing in this Section shall apply to the marketing of credit insurance business written prior to the Effective Date.

     3. COMPENSATION. With respect to all Credit Business produced by RFC or its affiliates, successors or assigns and/or pursuant to Section 2(d) above with an insurance coverage inception date of July 1, 1996 through June 30, 2001 (including Credit Business produced in the circumstances contemplated by Section 2(d) above), LRCA shall pay RIG a fee of 5% of the Net Collected Premium during the period of July 1, 1996 through June 30, 2001.The fee shall be payable monthly on the 10th day of the month following collection. Notwithstanding the foregoing, the fee (determined on the basis set forth above) for Columbia Business shall be 6.5%. "Net Collected Premiums" shall mean the gross premiums collected on Credit Business less premium refunds on cancellations.

     4. ACCOUNTING. LRCA shall provide to RIG with each such monthly payment a detailed accounting and summary statement sufficient to enable RIG to readily verify that the amount of such monthly payment is correct.

     5. AUDIT. Each party hereto covenants and agrees that the other party shall have the right to audit the books and records of the other relating to the business transacted hereunder upon at least two business days prior written notice, which audit is to be conducted during regular business hours at the business location of the audited party or at such other location as the audited party may reasonably designate. Such audit may be conducted by the auditing party alone or together with its representatives, accountants or actuaries, at the option of the auditing party. The auditing party shall bear the cost of the audit. In the event of any audit under this Section, the party being audited shall extend its full and complete cooperation to the auditing party. The audited party shall make reasonable office facilities available to the auditing party.

     7. NOTICES. Any notice, demand, report, statement or other communication provided for or appropriate under this Agreement ("Notice") shall be in writing addressed to the party for whom it is intended as set forth below:
               If to LRCA:
                    Life Reassurance Corporation of America
                    969 High Ridge Road
                    Stamford, Connecticut  06905
                    Attn:  President
                    Telecopy:  (203) 321-3232
               If to RIG:
                    Ryan Insurance Group, Inc.
                    123 North Wacker Drive
                    Chicago, Illinois  60606
                    Attn:  President
                    Telecopy:  (312) 781-8827
               With a copy to:
                    Aon Corporation
                    Law Department
                    123 North Wacker Drive
                    Chicago, Illinois  60606
                    Attn:  Richard E. Barry
                    Telecopy:  (312) 701-3888

Any notice shall be addressed as set forth above to the party for whom it is intended and shall be deemed delivered (i) when received, if sent by regular United States mail, electronic facsimile transmission or personal delivery; or
(ii) when sent if sent postage paid: (a) by United States certified mail, return receipt requested; (b) Federal Express; (c) U.P.S. overnight; or (d) other nationally recognized express carrier which provides proof of delivery. Any party may change its address for purposes of receipt of any Notice by giving ten (10) days' notice of such change to the other parties in the manner above prescribed.

     8. GOVERNING LAW. This Agreement shall be deemed to have been made under and shall be governed by the laws and decisions of the State of Illinois and the courts thereof (without regard to principles of conflict of laws thereof) in all respects, including matters of construction, validity, and performance.

     9. ASSIGNMENT. This Agreement shall be binding on all successors and permitted assigns of the parties hereof. Neither party hereto shall assign any of its duties or rights under this Agreement without the prior written consent of the other party.

     10. ENTIRE UNDERSTANDING. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. No other oral or written agreements or contracts relating to the transactions contemplated hereby currently exist or are contemplated hereunder. No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing duly executed and delivered on behalf of all parties hereto by their respective officers thereunto duly authorized.

     11. INVALIDITY. The invalidity or unenforceability of any provision or portion hereof shall not affect the validity or enforceability of the other provisions or portions hereof.

     12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers, in a number of counterparts, each of which may be taken as an original, as of the day and year first above written.

                         RYAN INSURANCE GROUP, INC.

                         s/
                         Richard E. Barry
                         Attorney-in-fact



                         LIFE REASSURANCE CORPORATION OF AMERICA

                         W. Weldon Wilson
                         Executive Vice President